                                                      EXHIBIT NO. 99.10(b)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 2-60491 on Form N-1A of our report dated March 10, 1999, on the financial statements and financial highlights of MFS Municipal High Income Fund, included in the 1999 Annual Report to Shareholders.


                                              ERNST & YOUNG LLP
                                              -----------------------
                                              Ernst & Young LLP

Boston, Massachusetts
March 29, 1999